UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

CITADEL SECURITY SOFTWARE INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Important Additional Information will be Filed with the SEC

In connection with the proposed transaction, Citadel intends to file a proxy statement and other relevant materials with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ASSET PURCHASE AGREEMENT AND THE PARTIES THERETO. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Citadel at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from Citadel by directing such request to Citadel Security Software Inc., Investor Relations, Two Lincoln Centre, 5420 LBJ Freeway, 16th Floor, Dallas, Texas  75240, telephone: (214) 520-9292.

Citadel and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed asset purchase agreement. Information concerning the interests of Citadel’s participants in the solicitation, which may be different than those of Citadel stockholders generally, is set forth in Citadel’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and in the proxy statement relating to the asset purchase when it becomes available.  Descriptions of the asset purchase agreement and related agreements are qualified in their entirety by reference to the agreements filed by Citadel on its current report on Form 8-K filed with the SEC.

Forward-Looking Statements

This communication contains forward-looking statements based on current Citadel management expectations. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the asset purchase agreement; (2) the outcome of any legal proceedings that may be instituted against Citadel and others following announcement of the asset purchase agreement; (3) the inability to complete the proposed transaction due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the asset purchase, including the receipt of stockholder approval, expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and conditions to McAfee’s obligations to close; (4) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transactions; (5) the ability to recognize the benefits of the asset purchase transaction, including without limitation the risk that the amount of the proposed distribution to Citadel’s common stockholders could be reduced based on uncertainties related to the amounts of taxes, liabilities, wind down expenses, indemnification obligations or transaction expenses; (6) the amount of the costs, fees, taxes, expenses and charges related to the transactions; and (7) the matters disclosed in the “Risk Factors” sections of the most recent SEC filings by Citadel. Many of the factors that will determine the outcome of the subject matter of this communication are beyond Citadel’s ability to control or predict. Citadel undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

The following emails from Steven B. Solomon, President and Chief Executive Officer of Citadel Security Software Inc. (“Citadel”) to all Citadel employees, dated October 12, 2006, forwarding an email from Dale Fuller, Interim President and Chief Executive Officer of McAfee, Inc. (“McAfee”), to Mr. Solomon and all Citadel employees, dated October 12, 2006, relates to the proposed asset purchase transaction between McAfee and Citadel.

[Email from Steven B. Solomon, Citadel’s President and Chief Executive Officer, to all Citadel Employees dated October 12, 2006]

Everyone,

I would like to forward a letter I received to me and all Citadel employees from Dale Fuller, McAfee’s interim CEO and President, which is below.

As always, thank you for your hard work and commitment to the company, our customers and our shareholders.  If you have any questions, don’t hesitate to call me.

Thanks,

Steve

[Email from Dale Fuller, Interim President and Chief Executive Officer of McAfee, to Steven B. Solomon, Citadel’s President and Chief Executive Officer, and Citadel Employees dated October 12, 2006]

In connection with the proposed transaction between McAfee and Citadel, Citadel will prepare a proxy statement for the stockholders of Citadel to be filed with the SEC.  Before making any voting decision, Citadel’s stockholders should read that proxy statement carefully in its entirety when it becomes available, because it will contain important information about the proposed transaction.  Stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov and will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Citadel at Two Lincoln Centre, 5420 LBJ Freeway, Suite 1600, Dallas, Texas 75240, telephone:  (214) 520-9292, or from Citadel’s website, http://www.citadel.com.

Dear Steve and the Citadel Team:

        I am sure you are aware of the announcement that McAfee made today regarding the status of McAfee’s Special Committee review into the Company’s stock option granting practices and related accounting.

        We announced this morning that the Board’s Special Committee has substantially completed its review and, yesterday, made its recommendations to the full Board of Directors.  As a result, the Board of Directors has named me as Interim President and Chief Executive Officer.  This appointment follows the retirement of George Samenuk as the Company’s Chairman of the Board and Chief Executive Officer, and the Board’s termination of the employment of Kevin Weiss as the Company’s President.

        Following the substantial completion of the Special Committee’s internal review of McAfee’s stock option granting practices, we have determined we will need to restate historical financial statements to record additional non-cash charges for stock based compensation expense over a ten year period.  Based on that review, we believe the amount of the restatement required to record such charges is likely to be in the range of $100 to $150 million.  The exact timing on the resolution of all of the restatement related issues has yet to be determined.

        As some of you may know, I have been serving as a Director on McAfee’s Board of Director’s since January of this year.  I was on the board when we approved moving forward with Citadel, and these events today change nothing for our excitement about your joining the McAfee team.  This acquisition is strategic and a key element of our strategy going forward.  The integration planning will continue unchanged, and the assigned integration team will continue their efforts to make this a smooth and effective process for bringing Citadel into the McAfee fold.

        I look forward to meeting you, hearing from you and getting to know you in the near future.

Dale Fuller
Interim President and Chief Executive Officer

    This message contains forward-looking statements which include those regarding integration planning and the expected range of non-cash charges for stock based compensation expense as a result of the restatement that is expected to occur following the completion of the Special Committee’s investigation. Such forward-looking statements are subject to risks and uncertainties and actual results could vary, perhaps materially. Potential risks and uncertainties include, among other things: 1) the timing of completion of the Company’s review, restatement and filing of its historical financial statements, 2) the impact of the expensing of stock options and stock purchases under McAfee’s stock plans including, without limitation, the impact of the restatement, 3) the impact of the departures of George Samenuk and Kevin Weiss from the Company, 4) the effect of any litigation or other proceeding arising out of the Special Committee investigation, 5) costs incurred by McAfee in connection with the Special Committee investigation, the restatement, any remedial measures recommended by the Special Committee and the related SEC investigation and 6) the additional risks and important factors described in McAfee’s SEC reports, including its annual report on Form 10-K for the year ended December 31, 2005 and the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006, which is available at the SEC’s website at http://www.sec.gov. McAfee undertakes no duty to update this information.

Important Additional Information will be Filed with the SEC

In connection with the proposed transaction, Citadel intends to file a proxy statement and other relevant materials with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ASSET PURCHASE AGREEMENT AND THE PARTIES THERETO. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Citadel at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from Citadel by directing such request to Citadel Security Software Inc., Investor Relations, Two Lincoln Centre, 5420 LBJ Freeway, 16th Floor, Dallas, Texas  75240, telephone: (214) 520-9292.

Citadel and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed asset purchase agreement. Information concerning the interests of Citadel’s participants in the solicitation, which may be different than those of Citadel stockholders generally, is set forth in Citadel’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and in the proxy statement relating to the asset purchase when it becomes available.  Descriptions of the asset purchase agreement and related agreements are qualified in their entirety by reference to the agreements filed by Citadel on its current report on Form 8-K filed with the SEC.

Forward-Looking Statements

This communication contains forward-looking statements based on current Citadel management expectations. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the asset purchase agreement; (2) the outcome of any legal proceedings that may be instituted against Citadel and others following announcement of the asset purchase agreement; (3) the inability to complete the proposed transaction due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the asset purchase, including the receipt of stockholder approval, expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and conditions to McAfee’s obligations to close; (4) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transactions; (5) the ability to recognize the benefits of the asset purchase transaction, including without limitation the risk that the amount of the proposed distribution to Citadel’s common stockholders could be reduced based on uncertainties related to the amounts of taxes, liabilities, wind down expenses, indemnification obligations or transaction expenses; (6) the amount of the costs, fees, taxes, expenses and charges related to the transactions; and (7) the matters disclosed in the “Risk Factors” sections of the most recent SEC filings by Citadel. Many of the factors that will determine the outcome of the subject matter of this communication are beyond Citadel’s ability to control or predict. Citadel undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

The following employee benefit plan questions and answers relate to the proposed asset sale transaction between McAfee, Inc. and Citadel Security Software Inc. and were emailed to all Citadel employees on October 12, 2006.

McAfee Benefit Plans - Questions and Answers

General Questions

Q.                                   Will McAfee credit my time of service from Citadel?

A.                                   Yes. Your tenure will be carried over and recognized by McAfee.

Q.                                   What will happen to the PTO that I have accrued at Citadel?

A.                                   You will be paid out your vacation time from Citadel. Beginning the first day of employment with McAfee, your PTO accrual will be based on McAfee’s PTO accrual schedule and your combined (Citadel and McAfee) service.

Q.                                   I have a week of vacation scheduled in December.  If my Citadel vacation time is paid out at close, I may not have enough accrued PTO with McAfee to take my vacation.  What do I need to do?

A.                                   Please inform your current Citadel manager regarding any planned vacations over the next 3-4 months.  We will address these on a case by case basis.

Health Plan Issues

Q:                                  Will our medical and dental plans stay the same?

A:                                   No. You will need to enroll into the McAfee’ benefit plan.

Q.                                   When will my health coverage begin?

A                                      Your McAfee health coverage will begin on first day of employment with McAfee provided that you complete the enrollment within 30 days from that date.

Q.                                   Will my premiums change?

A.                                   Yes. McAfee employee monthly contributions are based on the type of coverage elected and the number of dependents covered. Please refer to your Focus on Benefits 2006 booklet for the employee contribution schedule (will be provided in new hire packet).

Q.                                   Will I receive credit if I have already met the deductible/out-of-pocket maximum under Citadel’s health plans?

A.                                   No. Because Citadel and McAfee have different healthcare providers, the previous deductibles and out of pocket maximums will not be credited. When you enroll into McAfee’ benefits you will be eligible for the annual maximum of benefit coverage for all plans.

Q.                                   Will we receive new insurance cards?

A.                                   Yes, you will receive new medical, dental and prescription drug cards approximately 10 — 15 business days after enrollment.

Q.                                   What if I have a pre-existing condition?

A.                                   There are no pre-existing condition clauses under any McAfee’ health plans.

Q.                                   Can I obtain health benefits for my domestic partner?

A.                                   Yes.  Please refer to the Domestic Partner Information sheet that will be included in your new hire packet.

Q.                                 My child is in the middle of orthodontia treatment.  How will this be affected by the acquisition and change of dental carriers?

A.                                 If you elect Dental/Vision coverage with McAfee, any orthodontia expenses incurred after the close can be submitted to the McAfee plan and applied to the $1500 orthodontia limit.

Life, AD&D and Disability Insurance

Q.                                   Is Citadel’s life insurance benefits changing?

A.                                 Yes McAfee’s Basic life insurance and AD&D Insurance are effective on the first day of employment with McAfee. Basic Life and AD&D coverage is 2 times your total target earnings.  Enrollment is automatic, and these benefits are 100% paid by McAfee.

Q.                                   Does McAfee offer Supplement Life insurance?

A.                                   Yes. You may enroll for additional life insurance of up to 3 times your total target earnings - not to exceed $250,000, without Evidence of Insurability (EOI). You may enroll up to 5 times with Evidence of Insurability. You must enroll in these benefits in the first 30 days following your employment with McAfee

Q.                                   Can I purchase Life Insurance for my dependents?

A.                                   Yes. Please complete the Hartford Supplement Life Insurance Form.  For spousal coverage greater than $50,000, an Evidence of Insurability form is required and subsequent approval from the insurance carrier is necessary.  Domestic partners are not eligible for Supplemental Life Insurance.

Q.                                   Does McAfee offer Short-term and Long-term Disability?

A.                                   Yes. If you have more than 90 days of combined Citadel and McAfee service, you will be automatically eligible for short-term disability coverage with McAfee. If you do not have more than 90 days of service, you will not be eligible for short-term disability coverage until your 91 days of combined employment. You are automatically eligible for long-term disability coverage on your first day of employment with McAfee.

Q.                                   How do I file a disability claim?

A.                                   To file a disability claim, please contact your Human Resources Managers.

401k Accounts

Q             Am I automatically eligible to participate in McAfee 401(k) plan?

A.                                   Yes. You are eligible to enroll in McAfee’s 401(k) on the first day of the month following your date of employment with McAfee.

Q.                                   How do I enroll in McAfee’s 401(k) plan?

A.                                   You may enroll online at www.401k.com or by phone at 800-835-5095.

Q.                                   How much can I contribute to McAfee’s 401(k) Plan?

A.                                   On a pre-tax basis, you may contribute from 1 to 40% per pay period. The IRS pre-tax contribution limit for 2006 is $15,000. This limit includes contributions that have been made to Citadel’s 401(k) Plan in 2006. In order to prevent exceeding the IRS annual limit, you will need to complete the Prior Contribution Form.

Q.            Am I able to contribute on a post tax basis to the 401(k) Plan?

A.                                   Yes. You may contribute from 1 to 11% of your total compensation per pay period on an after-tax basis. McAfee does not match after-tax contributions.

Q.                                   Am I eligible for Company Match contributions?

A.                                   On the first of the month following your one-year of combined employment (Citadel and McAfee), McAfee will begin matching your pre-tax contributions. Please review your 2006 Focus on Benefits booklet and Plan Highlights for more information on matching contributions (will be provided in new hire packet).

Q.                                   Do I have to make new investment choices?

A.                                   Yes. McAfee’s 401(k) Plan offers 17 different investment options. Upon enrollment, if you do not make an investment election, your contributions will be invested in the McAfee default fund, which is the Fidelity Retirement Government Money Market Portfolio.